UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2016

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into A Material Definitive Agreement

On February 16, 2016 Regen Biopharma, Inc. (“Regen”) entered into an agreement (“Agreement”) with Eli Lilly and Company (“Lily”) . Pursuant to the Agreement, Regen shall become a participant in Lily’s Open Innovation Drug Discovery Program. Pursuant to the Agreement, Regen may submit Structural Information for one or more compounds or mixtures of compounds for Informatics Screening to generate the Informatics Profile. Lilly will provide Regen with the Informatics Profile.

“Informatics Screening” is defined in the Agreement to mean the diversity evaluation, in silico calculations and evaluation of physical properties and molecular descriptors based upon the Structural Information supplied by Regen to Lilly

“Informatics Profile” is defined in the Agreement to mean results from the Informatics Screening diversity evaluation and the results from the in silico calculations and evaluations of physical properties and molecular descriptors.

The Agreement also grants to Lily an option to negotiate an agreement with Regen including but not restricted to a compound purchase agreement, a license agreement, or a research collaboration agreement for further research and development of “Material” (collectively the “Research Opportunities”). The option shall expire sixty (60) days (the

“Option Period”) after Lilly has received the “Chemical Structure” for the subject Material from Regen pursuant to a Structure Reveal Letter. The option may be exercised by Lilly in writing at any time prior to its expiration. The option period may be extended by mutual written agreement of the parties.

“Material” is defined in the Agreement as a physical sample of the compound or mixture of compounds corresponding to the information, in whatever form, identifying a compound or mixture of compounds submitted by Regen to the OIDD Program for Informatics Screening Structural Information for which Lilly has requested for evaluation in the Open Innovation Drug Discovery Program (“OIDD”) Program.

“Chemical Structure” is defined in the Agreement the chemical name and/or structure of the

Material.

“Structure Reveal Letter” is defined in the Agreement as written notification by Lilly to Regen requesting the Chemical Structure and related information of a Material.

The term of the Agreement shall commence on February 16, 2016 and shall continue until:

1. the termination of the Open Innovation Drug Discovery Program by Lilly upon thirty (30) days written notice to Regen;

2. termination by Lilly upon thirty (30) days written notice to Regen;

3. replacement with a revised Program Agreement signed by the parties; or

4. the termination of Regen’s participation in the Open Innovation Drug Discovery Program and the Agreement by thirty (30) days written notice to Lilly.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

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Item 9.01	Financial Statements and Exhibits.

Exhibit No. Description

Item 10.1 Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOPHARMA, INC.

Dated: April 8, 2016	By: /s/ David Koos
David Koos
Chief Executive Officer

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